CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectus dated June 1, 2010 of Invesco Value Fund and the Prospectus dated August 27, 2010, as revised October 6, 2010 of Invesco Small-Mid Special Value Fund, each of which is incorporated by reference into the Proxy Statement/Prospectus included in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170592) of AIM Sector Funds (Invesco Sector Funds) (the “Registrant”).
We also consent to the reference in the Statement of Additional Information included in the Amendment (the “N-14 SAI”) to our report dated November 24, 2009, relating to the financial statements and financial highlights of the Morgan Stanley Value Fund for the year ended September 30, 2009, which reference appears in the audited financial statements dated September 30, 2010 of Invesco Value Fund that is incorporated by reference into (i) the N-14 SAI included in the Amendment and (ii) the Statement of Additional Information dated December 22, 2010 of the Registrant, which in turn is incorporated by reference into the N-14 SAI included in the Amendment.
We also consent to the incorporation by reference in the N-14 SAI of our report dated May 26, 2010, relating to the financial statements and financial highlights of the Morgan Stanley Small-Mid Special Value Fund for the year ended April 30, 2010. We also consent to the incorporation by reference of such report in the Statement of Additional Information dated December 22, 2010 of the Registrant, which is incorporated by reference into the Statement of Additional Information included in the Amendment.
We also consent to the reference to our report dated September 25, 2009, relating to the financial statements and financial highlights of the Morgan Stanley Special Value Fund for the year ended July 31, 2009, which reference appears in the audited financial statements dated July 31, 2010 of Invesco Special Value Fund that is incorporated by reference into (i) the N-14 SAI included in the Amendment and (ii) the Statement of Additional Information dated December 22, 2010 of the Registrant, which in turn is incorporated by reference into the N-14 SAI included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010